UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40937	87-2908160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1600, Dallas, Texas 75205

(Address of principal executive offices) (Zip Code)

(214) 865-7998

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2024, P10, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Controlled Company Agreement, dated as of October 20, 2021, by and among the Company and the stockholders of the Company party thereto (as amended, the “Controlled Company Agreement”). The Amendment amends the Controlled Company Agreement to, among other things: (i) remove each of 210/P10 Acquisition Partners, LLC, Souder Family LLC and Michael Feinglass as a Restricted Stockholder (as defined in the Controlled Company Agreement) thereunder, and (ii) remove the board nomination and other rights of 210/P10 Acquisition Partners, LLC.

In connection with its entry into the Amendment, 210/P10 Acquisition Partners, LLC delivered to the Company an irrevocable instruction to convert all shares of Class B Common Stock of the Company held by it into shares of Class A Common Stock of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which has been filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Controlled Company Agreement, dated as of December 19, 2024, by and among P10, Inc. and the parties listed on the signature pages thereto.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, INC.

Date:	December 26, 2024	By:	/s/ Amanda Coussens
Amanda Coussens Chief Financial Officer